UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                  July 31, 2007

                                    814-00201
                            (Commission File Number)

                                MVC CAPITAL, INC.
                                  (THE "FUND")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                              RIVERVIEW AT PURCHASE
                                287 BOWMAN AVENUE
                                    2ND FLOOR
                               PURCHASE, NY 10577
              (Address of registrant's principal executive office)

                                 (914) 701-0310
                         (Registrant's telephone number)
                     ---------------------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities
       Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange
       Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01. OTHER EVENTS.

During the Fund's third fiscal quarter, the Fund's NAV per share increased from $14.53 per share to $14.98 per share. Significant contributors to this increase were:

In early June, the Fund announced that it had signed a definitive agreement to sell Baltic Motors Corporation ("Baltic") and SIA BM Auto ("BM Auto") and, as a result, the Valuation Committee increased the values of the two companies. After receiving regulatory approval from the Latvian authorities, the Fund closed the sale of Baltic and BM Auto on July 24, 2007. As of the closing, the sale prices of Baltic and BM Auto produced a combined realized gain of $65.5 million, resulting in a combined IRR of 109%. The sale proceeds of $120 million increased the Fund's cash (and cash equivalents) position by approximately $92 million (after taking into account debt repaid to third parties). The combined gain and return take into account reductions for closing and other transaction costs, working capital adjustments and a reserve established by the Fund to satisfy certain post-closing conditions requiring capital and other expenditures.

In addition, as part of its regular quarter-end review, the Fund's Valuation Committee made determinations regarding the fair values of the Fund's investments held as of the quarter-end, resulting in an aggregate net increase of approximately $3.5 million in net asset value or approximately $.14 per share (net of incentive compensation), effective July 31, 2007. The fair values of the following portfolio companies were adjusted as a result of these determinations:
Foliofn, Inc., SGDA Sanierungsgesellschaft fur Deponien und Altlasten mbH, Vendio Services, Inc. and Vitality Foodservice, Inc.

The Fund notes that the $14.98 NAV per share reflects the Fund's payment of a $.12 per share dividend, which resulted in nearly $3 million of cash distributed to shareholders.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MVC CAPITAL, INC.


By: /s/ Michael Tokarz
    --------------------------
    Michael Tokarz
    Chairman


Dated:  August 2, 2007